QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 October 3, 2003

CUBIST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21379 (Commission File Number)	22-3192085 (IRS Employer Identification No.)
65 Hayden Avenue, Lexington, Massachusetts 02421 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 860-8660

  Item 5. Other Events.

        On October 3, 2003, the Registrant issued a joint press release announcing an international commercialization agreement with Chiron Corporation for the development and commercialization of Cubicin (daptomycin for injection) in Western and Eastern Europe, Australia, New Zealand, India and certain Central American, South American and Middle Eastern countries. The press release has been filed as an exhibit to this Report on Form 8-K, attached hereto as Exhibit 99.1.

  Item 7. Financial Statements and Exhibits.

  (c) Exhibits.

  99.1
  Press Release dated October 3, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ CHRISTOPHER D.T. GUIFFRE Christopher D.T. Guiffre Vice President, General Counsel and Secretary

Dated: October 3, 2003

QuickLinks

SIGNATURES